Contact:  James G. Barone

724-465-1417



TO BE RELEASED:

9:00 a.m., Tuesday, September 22, 1998



S&T Bancorp Declares Quarterly Dividend and Stock Split



Indiana, Pennsylvania (Nasdaq NMS:STBA) - S&T Bancorp

announced that its Board of Directors declared a $0.33

quarterly cash dividend at yesterday's meeting.  The

cash dividend is payable on October 23, 1998 to

shareholders of record October 1, 1998.



In addition, the Board of Directors declared a 2 for 1

stock split which will be effected in the form of a

100 percent stock dividend.  The new shares will be

distributed on October 30, 1998 to shareholders of

record October 15, 1998.  The split will increase the

number of shares outstanding to approximately

27,500,000.



Headquartered in Indiana, PA, S&T Bank, the principal

subsidiary of S&T Bancorp, Inc. operates 37 offices

within Allegheny, Armstrong, Clearfield, Indiana,

Jefferson and Westmoreland counties.  With assets of

approximately $2 billion, S&T Bancorp stock trades on

the Nasdaq National Market System under the symbol

STBA.